Exhibit 11

Cotton States Life Insurance Company
Statement re: Computation of Per Share Earnings
(Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended September 30, 2004 and 2003.

	Basic	Diluted
	Income	Income
	Per Share	Per Share
For the three months ended September 30, 2004 Net income	$1,242	1,242

Weighted average number of common shares outstanding	6,323	6,323
Common share equivalents resulting from: dilutive stock options	—	92
restricted stock	—	233

Adjusted weighted average number of common and common equivalent shares outstanding	6,323	6,648

Net income per common share	$0.20	0.19

For the three months ended September 30, 2003 Net income	$1,885	1,885

Weighted average number of common shares outstanding	6,324	6,324
Common share equivalents resulting from: dilutive stock options	—	61
restricted stock	—	233

Adjusted weighted average number of common and common equivalent shares outstanding	6,324	6,618

Net income per common share	$0.30	0.29

Exhibit 11

Cotton States Life Insurance Company
Statement re Computation of Per Share Earnings
(Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the nine month period ended September 30, 2004 and 2003.

	Basic	Diluted
	Income	Income
	Per Share	Per Share
For the nine months ended September 30, 2004 Net income	$3,537	3,537

Weighted average number of common shares outstanding	6,323	6,323
Common share equivalents resulting from: dilutive stock options	—	92
restricted stock	—	233

Adjusted weighted average number of common and common equivalent shares outstanding	6,323	6,648

Net income per common share	$0.56	0.53

For the nine months ended September 30, 2003 Net income	$5,017	5,017

Weighted average number of common shares outstanding	6,324	6,324
Common share equivalents resulting from: dilutive stock options	—	60
restricted stock	—	233

Adjusted weighted average number of common and common equivalent shares outstanding	6,324	6,617

Net income per common share	$0.79	0.76